As filed with the Securities Exchange                     Registration No.
Commission on May 15, 1998

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		   SECURITIES AND EXCHANGE COMMISSION
			 Washington, D.C. 20549

		   ----------------------------------

				FORM S-8

	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
		   ----------------------------------

		     PLYMOUTH RUBBER COMPANY, INC.
	(Exact Name of Registrant as Specified in Its Charter)

		   ----------------------------------

	  Massachusetts                                   04-1733970
 (State or other jurisdiction of            (IRS Employer Identification No.)
  incorporation or organization)

		  104 Revere Street, Canton, MA 02021
			   (781) 828-0220
	(Address of registrant's Principal Executive Offices)
		  ------------------------------------

	Plymouth Rubber Company Retirement Savings & Profit Sharing Plan
			(Full Title of the Plans)

		  ------------------------------------

	       JOSEPH J. BERNS, VICE PRESIDENT - FINANCE
		      PLYMOUTH RUBBER COMPANY, INC.
		104 Revere Street, Canton, MA 02021
			 (781) 828-0220

	(Name, Address and Telephone number of Agent For Service)
		 --------------------------------------
			      Copies to:

		       DEBORAH A. KREAM, ESQUIRE
		    PLYMOUTH RUBBER COMPANY, INC.
		    104 Revere Street, Canton, MA 02021
			   (781) 828-0220

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This Registration Statement on Form S-8 consists of 160  pages (including exhibits).  The index to exhibits is set forth on sequentially numbered
Page 7.



		 CALCULATION   OF   REGISTRATION    FEE
______________________________________________________________________________

					Proposed     Proposed
					Maximum      Maximum
Title of Each Class     Amount to be    Offering     Aggregate      Amount
of Securities to be     Registered      Price Per    Offering     Registration
Registered              (Shares)(1)     Share (2)    Price (2)        fee

______________________________________________________________________________


Class B Common Stock    100,000           $7.00      $700,000       $205.50
$1.00 par value

_____________________________________________________________________________

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plans.

(2) Determined on the basis of the average of the high and low sales prices of the Class B Common Stock reported in the American Stock Exchange, Inc. quotations for the last known sale on May 11, 1998, solely for the purposes of calculating the registration fee, in accordance with Rule 457 (c) under the Securities Act of 1933.

______________________________________________________________________________

	This Registration Statement will become effective automatically upon the date of filing, pursuant to the provisions of Section 8 of the Securities Act of 1933 and Rule 462 enacted thereunder, or such other day as the Commission acting pursuant to said Section 8 may determine.

______________________________________________________________________________

	The approximate date of proposed sale to the public and cross reference sheet called for by Items 501(a) and (b) of Regulation S-K are not applicable and have been omitted.



			     EXPLANATORY  NOTE


	This Registration Statement on Form S-8 covers the registration of 100,000 shares of Class B Common Stock being made available for purchase on the open market through the Plymouth Rubber Company Class B Common Stock Fund (the "Company Stock Fund") as one of the Investment Funds in which a partici-pant may direct the Plan Trustee to invest his/her Employer Elective Contribution, Salary Reduction Contribution and Matching Contribution pursuant to the Company's Retirement Savings & Profit Sharing Plan (the "Plan").












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		INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


					PART I


	Pursuant to the instructions in Part I of Form S-8, the information required by Item 1, Plan Information, and Item 2, Registrant Information and Employee Plan Annual Information, of Form S-8 has not been filed as part of this Registration Statement.

					PART II

Item 3.   Incorporation of Documents by Reference.

	The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

(a)     The Company's Annual Report on Form 10-K for the year ended November
	28, 1997;

(b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 27, 1998.

(c)     The Company's Form 11-K for Annual Reports of Employee Stock
	Purchase Savings and similar plans pursuant to Section 15(d) of the Securities Exchange Act of 1934 for the period ended December 31, 1996.

(d) The description of the Company's Common Stock included in the Company's registration thereof under Section 12 of the Exchange Act, including all amendments and reports amending such description.

	In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

	Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

	The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended November 28, 1997, have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission.


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Item 4. Description of Securities.

	See Item 3(c) herein.


Item 5. Interests of Named Experts and Counsel.

	To the best knowledge of the Registrant, no expert or counsel named herein or in the Information Statement delivered pursuant to the requirements of Part I of the Registration Statement has any substantial interest, direct or indirect, in any matter connected with this registration Statement and the preparation an filing thereof.


Item 6.  Indemnification of Officers and Directors.

	Consistent with applicable provisions of the Massachusetts Business Corporation Law, the Company's By-Laws provide that the Company's directors and officers may be indemnified by the Company from and against any claims, liabilities and expenses to which they may become subject by reason of being an officer or director, except with respect to any matter as to which such officer shall have been adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The Company has purchased and maintains insurance coverage under a policy insuring directors and officers of the Company, which may include coverage for liabilities arising under the Securities Act of 1933.


Item 7. Exemption From Registration Claimed.

	Not applicable.

Item 8. Exhibits.


	Following is a list of all applicable exhibits filed with this Registration Statement pursuant to the requirements of Item 601 of Regulation S-K:

4.1 Restated Articles of Organization - incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form 10-K for the year ended December 2, 1994.

4.2 Copy of the Company's By-Laws - incorporated by reference to Exhibit 3(ii) to the Company's Annual report on Form 10-K for the year ended November 26, 1993.

4.3 Copy of the Registrant's Retirement Savings & Profit Sharing Plan, including State Street Solutions Prototype Defined Contribution Plan, including the Profit Sharing non- standardized adoption agreement and supplement.

5.      Opinion of Counsel, Deborah A. Kream.

23.1    Consent of Price Waterhouse LLP.

23.2    Consent of Morris & Morris P.C.

24.1    Power of Attorney (included in signature page hereto).

24.2    Certificate of Vote authorizing signing by Power of Attorney.


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Item 9. Undertakings.


	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

	(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

	(ii) To reflect in the prospectus (as defined in Part I of Form S-8) any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend-ment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	Provided, however, that clauses (1)(I) and (1)(ii) paragraph (1) do not apply to this registration statement on Form S-8 because the information re-quired to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemni-fication against such liabilities (other than the payment by the registrant or expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






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				 SIGNATURES




	Pursuant to the requirements of the Securities Act of 1933, the registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 8th Day of May, 1998.





					     PLYMOUTH RUBBER COMPANY, INC.



				   By: /s/  Maurice J. Hamilburg
					    Maurice J. Hamilburg, President






	Each of the undersigned officers and directors of Plymouth Rubber Company, Inc. hereby constitutes and appoints Maurice J. Hamilburg, Deborah A. Kream, Esq., and each of them singly, his or her true and lawful attorneys or attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned and in each of their name, place and stead, in any and all capacities, to sign any and all amendment thereto (including post-effective amendments) to this Registration Statement and all documents relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Each of said attorney-in-fact shall have full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as each of the under-signed might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof, and ratifying and confirming our signatures as they may be signed by each attorney-in-fact and agent, or his substitutes, to this Registration Statement and any and all amendments thereto.















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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.


	 Signature                     Title                           Date



/s/ Maurice J. Hamilburg          President, Director and            05/08/98
    Maurice J. Hamilburg          Co-Chief Executive Officer



/s/  Joseph J. Berns              Vice President - Finance &         05/08/98
     Joseph J. Berns              Treasurer, Chief Financial
				  Officer and Chief Accounting
				  Officer


/s/ Joseph D. Hamilburg           Chairman, Director and             05/08/98
    Joseph D. Hamilburg           Co-Chief Executive Officer


/s/ Jane H. Guy                   Director                           05/08/98
    Jane H. Guy


 /s/ Melvin L. Keating            Director                           05/08/98
     Melvin L. Keating


/s/ James M. Oates                Director                           05/08/98
    James M. Oates


/s/ C. Gerald Goldsmith           Director                           05/08/98
    C. Gerald Goldsmith


/s/ Duane E. Wheeler              Director                           05/08/98
    Duane E. Wheeler



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





	Pursuant to the requirements of the Securities Act of 1933, the 401(k) Plan Committee of Plymouth Rubber Company, Inc. has duly caused this registra-tion statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 8, 1998.






By:  /s/    Maurice J. Hamilburg
					      Maurice  J.  Hamilburg, a member
					      of the 401(k) Plan Committee of
					      Plymouth Rubber Company, Inc.








































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			   INDEX TO EXHIBITS



Exhibit                                             If not filed herein,
  No.     Description of Document                incorporated by reference to


 4.1      Restated Articles of Organization      Exhibit 3(i) to the Company's
						 Annual Report on Form 10-K for
						 the fiscal year ended December
						 2, 1994.

 4.2      Company's By-Laws                      Exhibit 3(ii) to the Company's
						 Annual Report on Form 10-K for
						 the fiscal year ended November
						 26, 1993.

 4.3      Registrant's Retirement Savings &      Filed herewith
	  Profit Sharing Plan, including State
	  Street Solutions Prototype Defined
	  Contribution Plan, including the
	  Profit Sharing non-standardized
	  adoption agreement and supplement.


  5.      Opinion of Counsel,                    Filed herewith
          	  Deborah A. Kream

 23.1     Consent of Price Waterhouse LLP        Filed herewith


 23.2     Consent of Morris & Morris P.C.        Filed herewith

 24.1     Power of Attorney                      Filed herewith
	 (Included in signature page hereto).

 24.2     Certificate of Vote Authorizing        Filed herewith
	  Signing by Power of Attorney.

















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